As filed with the Securities and Exchange Commission on June 20, 2019

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

____________________________

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	14-1961545 (I.R.S. Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices, zip code)

_____________________________

2019 Equity Incentive Plan

(Full title of the plan)

______________________________

James M. Kearney

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

(503) 294-9444

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (1)
Common Stock	2,300,000	$3.155	$7,256,500	$879

(1)	Pursuant to Securities Act Rules 457(c) and 457(h), the maximum offering price per share, the maximum aggregate offering price and the registration fee were calculated based upon the average of the high and low prices of the registrant’s Common Stock on June 17, 2019, as quoted on the Nasdaq stock market website.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

This Registration Statement is filed by The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), to register additional securities issuable under its 2019 Equity Incentive Plan (the “Plan”) and consists of only those items required by General Instruction E to Form S-8. The Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 6, 2014 (Commission File No. 333-193207) is incorporated herein by reference.

Item 8. Exhibits.

The attached Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, the State of Colorado, on June 20, 2019.

THE ONE GROUP HOSPITALITY, INC.

By:	/s/ Emanuel P. N. Hilario
Name: Emanuel P. N. Hilario
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 20, 2019.

Each of the undersigned constitutes and appoints Emanuel P. N. Hilario, Tyler Loy and Linda Siluk his true and lawful attorney and agent to do all things and to execute in his or her name all instruments that the attorney and agent may deem necessary or advisable to enable The ONE Group Hospitality, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 of the securities referenced in this registration statement, including specifically, but without limitation, power and authority to sign his or her name to any amendment hereto and to file such amendment with the Commission; and the undersigned ratifies and confirms all that his or her attorney and agent shall do or cause to be done by virtue of this authority.

Signature	Title

/s/ Emanuel N. Hilario
Emanuel N. Hilario	Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Tyler Loy
Tyler Loy	Chief Financial Officer
(Principal Accounting and Financial Officer)

/s/ Jonathan Segal
Jonathan Segal	Chairman of the Board

/s/ Eugene Bullis
Eugene Bullis	Director

/s/ Dimitrios Angelis
Dimitrios Angelis	Director

/s/ Michael Serruya
Michael Serruya	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Form 8-K filed on June 5, 2014).

4.2*	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed on October 25, 2011).

5.1+	Opinion of Stoel Rives LLP.

23.1+	Consent of Plante Moran P.C.

23.2+	Consent of Grant Thornton LLP.

23.3+	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1*	The ONE Group Hospitality, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed June 4, 2019).

+ Filed herewith.
* Incorporated by reference